Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 11, 2008, by and among Telvent GIT, S.A., a sociedad anonima organized under the laws of the Kingdom of Spain, with headquarters located at Valgrande, 6, 28108 Alcobendas, Madrid, Spain (the “Company”), and Telvent Corporation, S.L., organized under the laws of the Kingdom of Spain (the “Purchaser”).
     WHEREAS:
          A. In connection with the Purchase Agreement by and among the parties hereto of even date herewith (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to the Purchaser at the Closing (as defined in the Purchase Agreement) ordinary shares (the “Shares”), nominal value € 3.00505 per share (the “Ordinary Shares”) upon the terms and conditions set forth in the Purchase Agreement.
          B. To induce the Purchaser to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
     SECTION 1. Definitions.
          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
          1.1 “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York, New York or Madrid, Spain are authorized or required by law to remain closed.
          1.2 “Commission” means the United States Securities and Exchange Commission.
          1.3 “Effective Date” means the date that the Registration Statement has been declared effective by the Commission.
          1.4 “Effective Deadline” means the date which is 90 days after the Filing Deadline (as defined below), or if there is a full review of the Registration Statement by the Commission, 120 days after the Filing Deadline.

          1.5 “Filing Deadline” means ninety (90) days following the Closing Date.
          1.6 “Investor” means the Purchaser or any transferee or assignee of the Shares, as applicable, to whom the Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8 and any transferee or assignee thereof to whom a transferee or assignee of the Shares, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8.
          1.7 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
          1.8 “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.
          1.9 “Registrable Securities” means the Shares and any share capital of the Company issued or issuable with respect to the Shares as a result of any share split, share dividend, recapitalization exchange or similar event.
          1.10 “Registration Statement” means a registration statement or registration statements of the Company required to be filed under the 1933 Act covering the Registrable Securities.
          1.11 [Intentionally Omitted]
          1.12 “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.
     SECTION 2. Registration.
          2.1 Mandatory Registration. The Company shall as soon as practicable, but in no event later than the Filing Deadline, prepare and file with the Commission the Registration Statement on Form F-3 relating to the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 on the NASDAQ Global Select Market, or the facilities of any national securities exchange on which the Ordinary Shares are then traded, or in privately negotiated transactions. The Company shall use its reasonable best efforts, subject to receipt of necessary information from the Investor, to cause the Commission to declare the Registration Statement effective by the Effective Deadline.
          2.2 Ineligibility for Form F-3. In the event that Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Investor and (ii) undertake to register the Registrable Securities on Form F-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration

Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the Commission.
          2.3 Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline, then for each day following the Filing Deadline, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Effective Deadline, then for each day following the Effective Deadline, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Investor with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30-day period equal to 1.0% of the purchase price paid by such Investor for its Shares pursuant to this Agreement, but only in respect to such Shares that are not eligible (without any volume limitations or other restrictions) for sale pursuant to Rule 144 or any other rule of similar effect; and for any such 30-day period, such payment shall be made no later than three business days following such 30-day period. If the Investor shall be prohibited from selling Shares under the Registration Statement as a result of a Suspension of more than thirty (30) days or Suspensions on more than two (2) occasions which in the aggregate are more than thirty (30) days in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Investor, as liquidated damages and not as a penalty, but only in respect to such Shares that are not eligible (without any volume limitations or other restrictions) for sale pursuant to Rule 144 or any other rule of similar effect, an amount per 30-day period equal to 1.0% of the purchase price paid by such Investor for its Shares pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 2.3, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Investor pursuant to Section 2.3 of this Agreement. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any liquidated damages pursuant to this Section 2.3 to the Investor in respect of the same Shares for the same period of time or (ii) in an aggregate amount that exceeds 10% of the purchase price paid by the Investor for the Shares pursuant to this Agreement. Such payments shall be made to the Investor in cash.
     SECTION 3. Related Obligations.
          3.1 At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2.1, the Company shall also be obligated to:
          (a) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) one year after the effective date of the Registration Statement or (ii) such time as the Shares become eligible for resale by the Investor without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect; provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep the Registration Statement effective after such time as all of the Shares have been sold pursuant to the Registration Statement or Rule 144 or any other rule of similar effect;

          (b) furnish to the Investor with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor;
          (c) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
          (d) bear all expenses in connection with the procedures in Section 2.1 and paragraphs (a) through (c) of this Section 3.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investor or underwriting discounts, brokerage fees and commissions incurred by the Investor, if any in connection with the offering of the Shares pursuant to the Registration Statement;
          (e) file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Investor promptly after filing;
          (f) issue a press release describing the transactions; and
          (g) in order to enable the Investor to sell the Shares under Rule 144 under the Securities Act, for a period of one year from Closing, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder, or any similar successor statute (collectively, the “1934 Act”).
     The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A draft of the proposed form of the questionnaire related to the Registration Statement to be completed by the Investor is attached hereto as Appendix I.
     SECTION 4. Obligations of the Investor
          4.1 Experience. The Investor has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Investor will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective.
          4.2 Transfer of Shares After Registration. The Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 2.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.
          4.3 Public Sale or Distribution. The Investor hereby covenants with the Company not to make any sale of the Registrable Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Investor acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Registrable Securities is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized Person designated by, the Investor, and (iii) to the effect that (A) the Registrable Securities have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or “blue sky” laws and (B) the prospectus delivery requirement effectively has been satisfied. The Investor acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the 1934 Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Investor shall not use any written materials to offer the Registrable Securities for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the 1933 Act. The Investor covenants that it will not sell any Shares pursuant to said Prospectus during the period commencing at the time when Company gives the Investor written notice of the Suspension of the use of said Prospectus and ending at the time when the Company gives the Investor written notice that the Investor may thereafter effect sales pursuant to the Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 45 consecutive days, and any one or more Suspensions shall not be for a period longer than 60 days in the aggregate in any 365 day period. The Investor further covenants to notify the Company promptly of the sale of all of its Shares.
          4.4 Confidentiality. The Investor shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 4.3 above).
     SECTION 5. Indemnification.
          5.1 For the purpose of this Section 5.1:
(i) the term “Investor/Affiliate” shall mean any affiliate of the Investor, including a transferee who is an affiliate of the Investor, and any Person who controls the Investor or any affiliate of the Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and

(ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in this Agreement.
          (a) The Company agrees to indemnify and hold harmless the Investor and each Investor/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Investor or Investor/Affiliates may become subject, under the 1933 Act, the 1934 Act, or any other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, and will promptly reimburse the Investor and each Investor/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Investor or such Investor/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use therein, or (ii) the failure of such Investor to comply with the covenants and agreements in Sections 4.2 or 4.3 hereof respecting the sale of the Shares, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor; provided, however, that the Company’s liability to the Investor under this Section 5.1 shall not exceed the proceeds received by the Company from the sale of Shares to the Investor pursuant to the Purchase Agreement.

          (b) The Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the 1933 Act, the 1934 Act, Spanish corporate and securities laws and regulations, U.S. federal and U.S. state statutory law or regulation, U.S. common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Investor) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 4.2 or 4.3 hereof respecting the sale of the Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Investor’s aggregate liability under this Section 5.1 shall not exceed the amount of proceeds received by the Investor on the sale of the Shares pursuant to the Registration Statement.
          (c) Promptly after receipt by an indemnified party under this Section 5.1 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.1 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5.1 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5.1 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party unless such settlement provides for the unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (d) If the indemnification provided for in this Section 5.1 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 5.1 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor from the private placement of Shares under the Purchase Agreement, the relative fault of the Company and the Investor in connection with the statements or omissions or inaccuracies in the representations and warranties in the Purchase Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Investor on the other shall be deemed to be in the same proportion as the amount paid by the Investor to the Company pursuant to the Purchase Agreement for the Shares purchased by such Investor that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Investor paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Investor from such sale. The relative fault of the Company on the one hand and the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Investor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 5.1, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 5.1 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. Notwithstanding the provisions of this Section 5.1, the Investor shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     SECTION 6. Information Available. The Company, upon the reasonable request of the Investor, shall make available for inspection by the Investor, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Investor or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.
     SECTION 7. Termination of Conditions and Obligations. The restrictions imposed by Section 4.2 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Shares and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the 1933 Act.
     SECTION 8. Assignment of Registration Rights.
          The rights under this Agreement shall be automatically assignable by the Investor to any transferee of all or any portion of such Investor’s Registrable Securities if:
          (a) the Investor and the transferee or assignee sign an agreement in which the Investor agrees to assign such rights, the transferee or assignee agrees to be bound by all of the provisions contained herein and the Company is stated to be a third party beneficiary of such agreement by the transferee or assignee to be bound by all of the provisions of this agreement, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment;
          (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned;

          (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws;
          (d) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement; and
          (e) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.
     SECTION 9. Amendment of Registration Rights.
          Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
     SECTION 10. Miscellaneous.
          10.1 A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.
          10.2 Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
               If to the Company:
                         Telvent GIT, S.A.
                         Valgrande, 6
                         28108 Alcobendas
                         Madrid, Spain
                         Telephone: 34-91-714-71-20
                         Facsimile: 34-91-714-00-01
                         Attention: Lidia Garcia Paez
               If to the Transfer Agent:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Telephone: 718- 921-8206
Facsimile: 718- 921-8336
Attention: Carlos Pintos
          If to Legal Counsel:
Squire, Sanders & Dempsey, L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Telephone: 216-479-8374
Facsimile: 216-479-8780
Attention: Daniel G. Berick
          If to Investor:
Telvent Corporation, S.L.
Valgrande, 6
28108 Alcobendas
Madrid, Spain
Telephone: 34-91-714-71-20
Facsimile: 34-91-714-00-01
Attention: Lidia Garcia Paez
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
          10.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
          10.4 All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
          10.5 If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
          10.6 EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          10.7 This Agreement and the instruments referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
          10.8 Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
          10.9 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          10.10 This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          10.11 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          10.12 [Intentionally Omitted]
          10.13 The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
          10.14 This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          10.15 [Intentionally Omitted]
          10.16 Notwithstanding anything else contained in this Agreement, in no event shall a party be liable to any other party for any indirect, consequential, incidental, special or punitive damages, including without limitation, any profits or revenues, regardless of the form of action and whether advised of the possibility of such damages or not.
* The Exhibits, Appendices, and Schedules to this Agreement have not been filed with this Agreement. Pursuant to Item 601(b)(2) of Regulation S-K, such exhibits, appendices and schedules are immaterial to an investment decision. A copy of these omitted appendices will be furnished by Telvent GIT, S.A. to the Commission upon the request of the Commission.
* * * * * *

     IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

TELVENT GIT, S.A.

/s/ Manuel Sánchez

Name: Manuel Sánchez
Title: Chairman and CEO

TELVENT CORPORATION, S.L.

/s/ Miguel Angel Jiménez-Velasco Mazarío

Name: Miguel Angel Jiménez-Velasco Mazarío
Title: Attorney
Signature by:

Individual representing Purchaser:

Address:

Telephone:

Facsimile:

E-mail: